UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2017

LIFESTYLE MEDICAL NETWORK INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-52408	13-1026995
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South Orange Ave., Suite 1500, Orlando, FL	32801
(Address of Principal Executive Offices)	(Zip Code)

407-514-1230
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01 Changes in Registrant's Certifying Accountant.

On August 25, 2017, the accounting firm of Sadler, Gibb & Associates, LLC (“Sadler Gibb”) resigned as the Company's independent registered public accounting firm.

From the date that Sadler Gibb  were engaged, January 2, 2013, to the present time, or any other period of time, the reports of Sadler Gibb on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports of Sadler Gibb as to the Company’s financial statements for its fiscal years ended December 31, 2012 through December 31, 2016, were modified for uncertainty due to the substantial doubt about the Company’s ability to continue as a going concern. None of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K occurred during the period in which Sadler Gibb served as the Company’s principal independent accountants.

In accordance with Item 304(a)(3), the Company provided Sadler Gibb with a copy of this disclosure and requested that Sadler Gibb furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of Sadler Gibb’s letter dated August 31, 2017, is filed as Exhibit 16.1 hereto.

The Company is interviewing other public accounting firms for engagement as the Company’s independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
16	Letter of Certifying Accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFESTYLE MEDICAL NETWORK INC.
(Registrant)

By:	/s/ Christopher Smith
Christopher Smith,
Chief Executive Officer

Date: August 31, 2017

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